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                                                                   Exhibit 10(k)

10(k) Employment Agreement with Mark J. Plush

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT dated this 7th day of April 1994 between Keithley Instruments, Inc., an Ohio corporation, (hereinafter called the "Company"), and Mark J. Plush (hereinafter called the "Employee").

         WHEREAS, the "Company" considers the establishment and maintenance of sound and vital management to be essential to protecting and enhancing the best interest of the Company and its shareholders; and

         WHEREAS, the Company wishes to assure itself of the Employee's full-time employment during the period specified herein; and

         WHEREAS, the Employee is prepared to enter into an employment agreement with the Company and to give the Company the assurances it desires;

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements herein set forth, the parties hereto have agreed and do hereby mutually agree as follows:

I)   TERM OF AGREEMENT

     A) GENERAL. The term of this Agreement shall commence on the date first above written, and shall continue for three years, through and including April 7, 1997, unless sooner terminated pursuant to Section VI or XII hereinbelow. After the original three year term, the Agreement is renewable automatically for successive one year terms unless either party gives the other party written notice of non-renewal at least thirty (30) days before the end of the term of the Agreement.
     B) CHANGE IN CONTROL. In the event that Joseph P. Keithley & Trusts of which he is a Partner ceases to have more than fifty percent (50%) voting power of the Company's voting stock ("Change of Control") during the term of this Agreement, as set forth above, this Agreement will continue for the balance of said term. If the balance of said term is less than eighteen months, the term of this Agreement shall be extended so that the term shall not end prior to eighteen months following the date of the Change of Control.

II)  RESPONSIBILITY

     It is agreed that the Employee is hereby employed by the Company with responsibility to perform such duties, consistent with his position, as shall be assigned to him by the Chief Executive Officer or Board of Directors of the Company.

III) ACCOUNTABILITY

     It is agreed that in exercising his responsibilities, the Employee will be accountable to the Company's Board of Directors and its Chief Executive Officer. The employee agrees to: (i) devote his business time and efforts full-time to the affairs of the Company and its affiliates, and (ii) use his best efforts to promote the interests of the Company and its affiliates.


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IV)  REMUNERATION

     A) BASE SALARY. The Employee will be employed during the term of this Agreement at an annual base salary of not less than $109,800, paid on a monthly basis. This base salary maybe increased, but not decreased without the Employee's consent, at the discretion of the Compensation Committee of the Board of Directors of the Company.

     B) ADDITIONAL COMPENSATION. The Employee shall be eligible to participate in incentive, stock option, profit-sharing, annual cash bonus, deferred compensation and similar plans maintained by the Company for the benefit of its executives.

V)   OTHER EMPLOYEE FRINGE BENEFITS

     The Employee shall be included to the extent eligible thereunder (at the expense of the Company, if provided at Company expense for other executives of the Company with a comparable level of responsibility) under any and all existing plans or arrangements (and any plans or arrangements which may be adopted) providing benefits for its employees, including but not limited to group life insurance, hospitalization, medical, pension, automobile, financial services and any and all other similar or comparable benefits as may be in effect for other executives of the Company with a comparable level of responsibility from time to time during the term of this Agreement. Additional or improved fringe benefits are to be calculated for and awarded to the Employee in at least as beneficial a manner as they are calculated for and awarded to such other executive.

     Nothing in this Agreement shall adversely affect the rights of the Employee or his beneficiaries under the present of any future retirement, profit-sharing, insurance, or other fringe benefit or compensation plans or arrangements which the Company now has or may adopt for its employees, and no rights or the Employee thereunder shall be forfeited by any action set forth in this Agreement unless so provided in such plans or arrangements.

VI)  TERMINATION OF EMPLOYMENT
     A) DEATH. If the Employee shall die during the term of this Agreement, the duties of the Company and the Employee, one to the other, under this Agreement shall terminate as of the date of the Employee's death. Notwithstanding the sentence immediately preceding, the death of the Employee shall not adversely affect the rights of this beneficiaries to any benefits under the Company's employee benefit plans or arrangements in which he may be a participant, in accordance with the terms thereof, including but not limited to those referred to in
          Section VI, F hereof.
     B) DISABILITY. If the Employee shall become disabled for purposes of the Company's long-term disability program during the term of this Agreement the duties of the Company and the Employee, one to the other, under this Agreement shall terminate as of the date the Employee is determined to be disabled. Notwithstanding the sentence immediately preceding, the disability of the Employee shall not adversely affect his rights to any benefits under the Company's employee benefit plans or arrangements in which he may be a participant, in accordance with the provisions thereof, including but not limited to those referred to in Section VI, F hereof.
     C) RESIGNATION. If the Employee voluntarily leaves the employ of the Company during the term of this Agreement for any reason, the duties of the Company and the Employee, one to the other, under this Agreement shall terminate as of the date of the Employee's termination of employment. Notwithstanding the sentence immediately preceding, such voluntary termination of employment by the Employee shall not adversely affect his rights to any benefits under the Company's employee benefit plans or arrangements in

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          which he may be a participant, in accordance with the provisions thereof, including but not limited to those referred to in Section VI, F hereof.

     D) TERMINATION BY COMPANY. The Company may terminate the Employee's employment at any time, without cause, subject to providing the benefits hereinafter specified in accordance with the terms hereof. The Company may terminate the Employee's employment at any time "For Cause". In the event the Company shall terminate the Employee's employment For Cause, the duties of the Company and the Employee, one to the other, under this Agreement shall terminate as of the date of the Employee's termination of employment. Notwithstanding the sentence immediately preceding, such termination of employment of the Employee by the Company For Cause shall not adversely affect his rights to any benefits under the Company's employee benefit plans or arrangements in which he may be a participant, in accordance with the provisions thereof, including but not limited to those referred to in Section VI, F hereof.

As used herein the words "For Cause" shall be deemed to mean and include (i) the Employee's conviction of either a felony involving moral turpitude or any crime in connection with his employment by the Company which causes the Company or any affiliated company a substantial detriment; or (ii) the Employee's refusal to submit to a medical examination if directed to do so by the Board to determine whether the Employee is disabled under subsection VI(B) hereof; or (iii) the Employee's willful failure to take actions permitted by law and necessary to implement policies of the Board which the Board has communicated to him in writing, provided that minutes of a Board meeting attended in its entirety by the Employee shall be deemed communicated to the Employee; or (iv) the Employee's continued failure to perform his duties as an executive officer of the Company as set forth in the attached job description (provided that the Employee's competence in such performance shall be irrelevant); or (v) any condition which either resulted from the Employee's habitual drunkenness or addiction to narcotics, or resulted from any intentionally self-inflicted injury; or (vi) acting in breach or contravention of any material obligation, covenant or agreement of the Employee contained in this Agreement, expressly including without limitation, the non-competition and non-solicitation covenants set forth in Section VIII hereof or the provision of the "Employee Agreement" or any similar agreement regarding confidentiality.

     E) NOTICE OF TERMINATION. Any termination of the Employee's employment by the Company or by the Employee shall be communicated by written Notice of Termination to the other party hereto which notice shall set forth the effective date of such termination which shall not be earlier than the date of mailing, or delivery by other means, of the notice.

     F) CONTINUATION OF EMPLOYEE BENEFITS. The death, disability or termination of employment of the Employee, whether or not voluntary and whether or not For Cause shall not result in the loss by the Employee or his beneficiaries of any benefits under any life insurance, death benefit, pension, profit sharing, stock option, medical, deferred compensation or other employee benefit plan or arrangement except as provided for in such plan or arrangement.

VII) COMPENSATION UPON INVOLUNTARY TERMINATION OTHER THAN FOR CAUSE

     If the Employee's employment with the Company shall be terminated, during the term of this Agreement, by the Company other than For Cause, then the Employee shall be entitled to the benefits provided below:

     i) the Company shall pay the Employee, on a monthly basis, his full monthly base salary determined as of the date of his termination of employment, for six

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          months following his termination of employment, or one month following his termination of employment for each full year of his service with the Company, whichever is greater, up to a maximum of eighteen (18) months;

     ii) full participation in the annual Extra Compensation Plan if his termination of employment is on or subsequent to June 30 of the respective fiscal year;

     iii) full participation in any performance award if the performance measuring period ends within six months follow his termination of employment;

     iv) the choice of exercising all vested stock options up to thirty days after his termination of employment, provided this provision shall not extend the term of his options beyond their terms as initially granted, and the Company agrees to request the Compensation Committee of its Board of Directors to permit such exercise pursuant to Section 6(g) of the Keithley Instruments, Inc. 1984 Stock Option Plan or the comparable provision of any future plan;

     v) the Employee shall be deemed to have vested in his stock, if any, acquired under the Company's restricted stock plan at a rate of 20% per year of service subsequent to the date of sale of such stock to the Employee;

     vi) the Company shall maintain in full force and effect, following his termination of the Employee's employment for six months following such termination of employment for each full year of his service with the Company, whichever is greater, up to a maximum of eighteen (18) months, all employee fringe benefit plans and arrangement in which he was entitled to participate immediately prior to the date of the Notice of Termination, provided that if such continued coverage would jeopardize the tax qualified status of such plan or arrangement with respect to any other employee or the Company the Company may elect to provide the said benefit on an individual basis or provide cash compensation equivalent to the benefit which otherwise would have been provided so that the Employee shall suffer no financial loss whatsoever due to such substitution;

     vii) in addition to the retirement benefits to which the Employee is entitled under the Company's Employees' Pension Plan, as amended from time to time (the "Pension Plan"), the Company shall pay a supplemental retirement benefit hereunder, which benefit (except as provided below) shall be determined in accordance with, and payable in the same form and at the same times provided in, the Pension Plan. Such benefit shall equals (a) minus (b) below where:

          (a) equals the benefit to which the Employee would be entitled under the Pension Plan if:

               I.     he were fully vested;

               II.    his "compensation", as that word is defined in the Pension
                    Plan, were, at all times while he was a participant in said Pension Plan, equal to the annual amount of such compensation for that Company fiscal year from among the final three (3) Company fiscal years ending prior to his termination of employment for which said compensation was the highest;

               III.   his "1977 monthly compensation", "1983 monthly
                    compensation" and any similar updated monthly compensation were calculated by dividing his "compensation", as defined in Section VII, (vii), (a) II. above, by twelve (12); and

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               IV.    he was credited with his actual years of "credited
                    service" as determined under the Pension Plan; and

          b) equals the Employee's actual benefit payable under the Pension Plan; and

     viii) reimbursement of fees for outplacement services actually used to the extent approved by the Chief Executive Officer in his sole discretion, but not in excess of $10,000.

         Nothing in this Agreement shall be construed as amending any compensation or fringe benefit plan or arrangement of the Company. All rights of the Employee under any such plan or arrangement upon his termination of employment must be determined under the terms of such plans or arrangements at the time of the Employee's termination of employment.

VIII) COVENANT NOT TO COMPETE
      -----------------------
     The Employee agrees that during his employment with the Company, and after his termination of employment for as long as payments hereunder are made by the Company, the Employee shall remain in full compliance with the following conditions:

     i) He must not accept employment either directly or indirectly, with any competitor of the Company.

     ii) He must not allow the use of his name by or in any competitive business.

     iii) He must keep himself at all times reasonably available for consultation by the officers and directors of the Company; provided that no such consultation shall be required after the Employee attains age sixty-five (65). In the event he is called upon to render any such substantial consulting services, he shall receive additional compensation in a reasonable amount, and any travel or other expenses which may be required in connection with such services shall be paid by the Company.

         The Company shall make payments under this Agreement only so long as the Employee complies with the above conditions except to the extent expressly waived in writing by the Board of Directors. In the event that the Employee shall be determined to be guilty of violation of any of the foregoing conditions by agreement or by the reasonable determination of the Board of Directors and the Employee does not correct such violation within a reasonable time, as determined by the Board after notice to him in writing, the Company may thereafter suspend or terminate in whole or in part any further payments under this Agreement.

         This Agreement shall not be deemed to modify in any way any agreement between the Company and the Employee concerning the protection of Company secrets.

IX)  DISSOLUTION, MERGER OR CONSOLIDATION

         If the Company shall at any time be merged or consolidated into or with any other corporation or corporations or if substantially all the assets of the Company are sold or otherwise transferred to another corporation or party, the provisions of this Agreement shall be binding upon and inure to the benefit of the corporation surviving or resulting from such merger or consolidation or to which such assets shall be sold or transferred, and this provision shall apply in the event of any subsequent sale, merger, consolidation or transfer.


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X)       NON-ASSIGNABILITY

         This Agreement shall be binding upon and inure to the benefit of the Parties hereto and to their successors. The Employee may not assign, pledge or otherwise encumber any rights or interest hereunder without the written consent of the Company. The Company may not assign this Agreement other than as set forth in IX above.

XI)      ENTIRE AGREEMENT OF THE PARTIES

         This Agreement expresses the entire agreement of the parties, and all promises, representations, understandings, arrangement and prior agreements are merged herein and superseded hereby.

XII)     AMENDMENTS, TERMINATION

         Except as herein provided, this Agreement cannot be terminated by unilateral action of either party. However, this Agreement can be changed, modified or terminated by mutual written agreement. No person, other than pursuant to a resolution of the Board of Directors of the Company, shall have any authority on behalf of the Company to agree to modify, change or terminate this Agreement or anything in reference thereto, and any such modification, change or termination must be in writing and signed by both parties.

XIII)    LAWS GOVERNING

         This Agreement has been entered into in the State of Ohio, and shall be construed, interpreted and governed in accordance with the laws of the State of Ohio.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officers thereunto duly authorized, and the Employee has hereunto set his hand, as of the day and year first above written.

                           KEITHLEY INSTRUMENTS, INC.

                           ("Company")

                           By  /s/ Joseph P. Keithley
                             -------------------------------------
                           (Chairman, Board of Directors and CEO)

                           And  /s/ RONALD M. REBNER
                              ------------------------------------
                           (CFO)

                           /s/ MARK J. PLUSH
                           ----------------------------------------
                           ("Employee")